EXHIBIT 10.2

TRUST SERVICING AGREEMENT

TABLE OF CONTENTS

1	INTENTION OF THE PARTIES; DEFINITIONS	3
1.1	Intention of the Parties	3
1.2	Definitions; Interpretation	3
2	WHAT THE ADMINISTRATIVE AGENT IS REQUIRED TO DO	6
2.1	The Services	6
2.2	No Duty to Monitor Compliance	7
2.3	No Responsibility for Tax Returns	7
2.4	Storage of Records	8
2.5	Compliance with Laws and Regulations	8
2.6	Change Control	8
3	INSTRUCTIONS	9
3.1	Acting on Instructions; Unclear Instructions	9
3.2	Verification and Security Procedures	9
3.3	Instructions Contrary To Applicable Law	9
3.4	Cut-Off Times	10
3.5	Electronic Access	10
4	FEES AND EXPENSES OWING TO THE ADMINISTRATIVE AGENT	10
4.1	Fees and Expenses	10
5	ADDITIONAL PROVISIONS RELATING TO THE TRUST	10
5.1	Representations of the Trust, the Sponsor and the Administrative Agent	10
5.2	The Trust and the Sponsor to Provide Certain Information to the Administrative Agent	11
5.3	Information Used to Provide the Service	11
6	WHERE THE ADMINISTRATIVE AGENT IS LIABLE TO THE TRUST OR THE SPONSOR	11
6.1	Standard of Care; Liability	12
6.2	Force Majeure	12
6.3	The Administrative Agent May Consult with Counsel	12
6.4	Limitations of the Administrative Agent's Liability	13
7	TERM AND TERMINATION	14
7.1	Term and Termination	14
7.2	Other Grounds for Termination	14
7.3	Consequences of Termination	15
7.4	Transition following Termination	15
8	MISCELLANEOUS	15
8.1	Notices	15
8.2	Successors and Assigns	16
8.3	Entire Agreement	16
8.4	Insurance	16
8.5	Governing Law and Jurisdiction	16
8.6	Severability; Waiver; and Survival	17
8.7	Confidentiality	17
8.8	Use of the Administrative Agent's Name	17
8.9	Delegation	18

8.1	Third Party Rights	18
8.11	Limitations of the Sponsor's Liability	18
8.12	Counterparts	18
SCHEDULE 1 Master Terms Addendum		20
SCHEDULE 2 Accounting Services		21
SCHEDULE 3 Administration Services		23
ANNEX A Electronic Access		26

TRUST SERVICING AGREEMENT

This Trust Servicing Agreement, dated [●], 2011, is among J.P. Morgan Physical Copper Trust, a Delaware statutory trust (the “Trust”), J.P. Morgan Commodity ETF Services LLC, a Delaware limited liability company (the “Sponsor”), and JPMorgan Chase Bank, N.A., a national banking association (the “Administrative Agent”).

1.	Intention of the Parties; Definitions

1.1	Intention of the Parties.

(a)	The Trust is a Delaware statutory trust that was formed on [●], 2010. The investment methods and objectives of the Trust are described in the Trust’s Prospectus.

(b)
The Sponsor serves as sponsor of the Trust pursuant to the Amended and Restated Trust Agreement of the Trust, dated as of [●], 2011, between the Sponsor and Wilmington Trust Company (as amended or restated from time to time, the “Trust Agreement”).

(c)
The Sponsor and the Trust have requested the Administrative Agent to provide the services described in this Agreement, and the Administrative Agent has agreed to provide such services, subject to the terms and conditions hereof.

1.2	Definitions; Interpretation.

(a)
As used in this Agreement, the following terms have the meaning hereinafter stated.  Capitalized terms used in this Agreement but not defined in this Section 1.2(a) shall have the meaning given to such terms in the applicable schedule, exhibit, annex or appendix hereto.

“Accounting Services” means the services, obligations, duties and responsibilities of the Administrative Agent pursuant to Schedule 2 hereto.

“Administration Services” means the services, obligations, duties and responsibilities of the Administrative Agent pursuant to Schedule 3 hereto.

“Administrative Agent” has the meaning given in the Preamble of this Agreement.

“Administrative Agent Indemnitees” means the Administrative Agent and any Supervised Persons.

“Affiliate(s)” means, with respect to any person, any other person controlling, controlled by, or under common control with such person.

“Affiliated Trust” means any investment vehicle that is sponsored by the Sponsor and has an investment methodology similar to that of the Trust.

“Agency Agreement” means the Agency Services Agreement among the Administrative Agent, the Trust and the Sponsor, dated as of [●], 2011, as amended or restated from time to time.

“Agreement” means this Trust Servicing Agreement, including the schedules, exhibits and appendices hereto, in each case as amended from time to time in accordance with the terms hereof.

“Applicable Law” means the applicable federal and state laws of the United States, including the Securities Act, the Exchange Act and the Commodity Exchange Act, as well as any other applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgment, order, formal interpretation or ruling issued by a court or governmental, regulatory or self-regulatory body.

“Authorized Person” means, as applicable, an Authorized Person of the Trust, an Authorized Person of the Sponsor or an Authorized Person of the Warehouse-keeper.

“Authorized Person of the Sponsor” means any person who has been designated by the Sponsor to act on behalf of Sponsor under this Agreement.  Such persons will continue to be Authorized Persons of the Sponsor until such time as the Administrative Agent receives, and has had reasonable time to act upon, Instructions from the Sponsor that any such person is no longer an Authorized Person of the Sponsor.

“Authorized Person of the Trust” means any person who has been designated by the Trust to act on behalf of the Trust under this Agreement. Such persons will continue to be Authorized Persons of the Trust until such time as the Administrative Agent receives, and has had reasonable time to act upon, Instructions from the Trust that any such person is no longer an Authorized Person of the Trust.

“Authorized Person of the Warehouse-keeper” means, with respect to the Warehouse Administrator or a Warehouse-keeper Entity, any person who has been designated by the Warehouse Administrator or the Warehouse-keeper Entity, as applicable, to act on behalf of the Warehouse Administrator or such Warehouse-keeper Entity.  Such persons will continue to be Authorized Persons of the Warehouse-keeper until such time as Bank receives, and has had reasonable time to act upon, Instructions from the Warehouse Administrator or the Warehouse-keeper Entity, as applicable, that any such person is no longer an Authorized Person of the Warehouse-keeper.

“Change” has the meaning given in Section 2.6.

“Change Control” means the process set out in Section 2.6.

“Change Request” has the meaning given in Section 2.6.

“Commodity Exchange Act” means the U.S. Commodity Exchange Act of 1936, as amended.

“Confidential Information” means and includes all non-public information concerning the Trust, the Sponsor or the Warehouse-keeper that the Administrative Agent receives in the course of providing services under this Agreement; provided that Confidential Information shall not include information which is or becomes available to the general public by means other than the Administrative Agent’s breach of the terms of this Agreement or information that the Administrative Agent obtains on a non-confidential basis from a person who is not known to the Administrative Agent to be subject to any obligation of confidence to any person with respect to that information.

“Custody Agreement” means the Custody Agreement among the Administrative Agent, the Trust and the Sponsor, dated as of [●], 2011, as amended or restated from time to time.

“Damages” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations or expenses of any kind whatsoever (including, without limitation, reasonable fees and disbursements of attorneys, accountants, consultants or experts).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Fees” means the payments described in Article 4, to be made by the Sponsor to the Administrative Agent for the Services.

“Initial Term” has the meaning given in Section 7.1.

“Instruction” means an instruction that (i) has been verified in accordance with a Security Procedure or (ii) if no Security Procedure is applicable, the recipient reasonably believes in good faith to have been given by an Authorized Person.

“Master Terms Addendum” means the Master Terms Addendum attached hereto as Schedule 1, as amended from time to time in accordance with its terms.

“Master Terms Services” means the services, obligations, duties and responsibilities of the Administrative Agent pursuant to the Master Terms Addendum attached hereto as Schedule 1.

“Prospectus” means the prospectus that is contained in, and forms a part of, the Trust’s Registration Statement, as amended, supplemented or updated from time to time.

“Registration Statement” means the registration statement of the Trust filed with the SEC under the Securities Act, as amended, supplemented or updated from time to time.

“Renewal Term” has the meaning given in Section 7.1.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security Procedure” means any commercially reasonable security procedure to be followed (i) by the Trust, the Sponsor or the Warehouse-keeper, as applicable, upon the issuance of an Instruction by the Administrative Agent or (ii) by the Administrative Agent upon the receipt of an Instruction from the Trust, the Sponsor or the Warehouse-keeper, as applicable, so as to enable the Administrative Agent to verify that such Instruction is authorized, as set forth in operating procedures documentation in effect from time to time with respect to the Services to be provided pursuant to this Agreement.  A Security Procedure may involve, without limitation, the use of algorithms, codes, passwords, encryption or telephone call-backs.  Each of the Administrative Agent, the Trust and the Sponsor acknowledge that Security Procedures are designed to verify the authenticity of, and not detect errors in, Instructions.  For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of Trust through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorized Instruction.

“Services Commencement Date” means [●], 2011.

“Services” means the Master Terms Services, the Accounting Services and the Administration Services, each as applicable.

“Shares” means the shares issued by the Trust.

“Shareholder” means a record or beneficial holder of Shares.

“Sponsor” has the meaning given in the Preamble of this Agreement.

“Supervised Persons” has the meaning given in Section 2.2.

“Trust” has the meaning given in the Preamble of this Agreement.

“Trust Agreement” has the meaning given in Section 1.1(b) of this Agreement.

“Valuation Agent” has the meaning given in Schedule 1 hereto.

“Warehouse Administrator” has the meaning given in Schedule 1 hereto.

“Warehouse-keeper” has the meaning given in Schedule 1 hereto.

“Warehouse-keeper Entity” has the meaning given in Schedule 1 hereto.

(b)	Headings are for reference and convenience only and are not intended to affect interpretation.

(c)
References to Articles and Sections are to Articles and Sections of this Agreement or of the applicable schedule, exhibit, annex or appendix, as context requires, and references to sub-sections and paragraphs are to sub-sections of the Sections and paragraphs of the sub-sections in which they appear.

(d)
Unless the context requires otherwise, references in this Agreement to “persons” shall include legal as well as natural entities; references importing the singular shall include the plural (and vice versa); use of the generic masculine pronoun shall include the feminine; and use of the term “including” shall be deemed to mean “including but not limited to”.

2.	What the Administrative Agent is Required to Do

2.1	The Services.

(a)
The Trust and the Sponsor hereby appoint the Administrative Agent to act as administrative agent with respect to the Trust, and the Administrative Agent hereby accepts such appointment and agrees to provide the Services (subject to any requirements or restrictions imposed on the performance of the Services by Applicable Law), until this Agreement is terminated in accordance with its terms.

(b)	The Trust and the Sponsor shall not permit the Registration Statement to be amended in any way inconsistent with the terms and conditions of this Agreement.

(c)
The Administrative Agent shall act as agent of the Trust and the Sponsor solely with respect to the duties of the Administrative Agent described in this Agreement, provided, however, that the foregoing shall not be construed to limit the ability of the Trust, the Sponsor and the Administrative Agent to enter into separate written agreements for the provision of services to the Trust or the Sponsor, including without limitation the Agency Agreement.

(d)	The Trust and the Sponsor hereby acknowledge that the Administrative Agent is not providing any legal, tax or investment advice in providing the Services.

(e)
The Administrative Agent hereby acknowledges and agrees that (i) J.P. Morgan Chase Bank, N.A., has entered or will enter into the Agency Agreement and the Custody Agreement with the Trust and the Sponsor, (ii) the Master Terms Addendum attached hereto as Schedule 1 shall also be a schedule to, and comprise a part of, the Agency Agreement and the Custody Agreement, and (iii) upon the effectiveness of this Agreement, the Agency Agreement and the Custody Agreement, J.P. Morgan Chase Bank, N.A., shall perform all duties, responsibilities, obligations and services that such Master Terms Addendum states are to be provided by the “Administrative Agent”, without regard to whether such services are being provided pursuant to this Agreement, the Agency Agreement or the Custody Agreement.

2.2	No Duty to Monitor Compliance.

Each party hereto acknowledges that, except as expressly set forth in this Agreement, the duties and obligations of the Administrative Agent hereunder shall not constitute a duty to monitor the compliance of any other party hereto, any delegate of any such person, or any other person (other than the Administrative Agent and any person to whom the Administrative Agent has delegated or assigned any of the Administrative Agent’s duties hereunder, including any sub-administrator or sub-contractor appointed by the Administrative Agent, and any director, officer, employee or agent of any of the foregoing persons (collectively, the “Supervised Persons”)), with any restriction or guideline imposed on the Trust by the Registration Statement or any other document, or by law or regulation or otherwise, and further, that the duties and obligations of the Administrative Agent hereunder shall not extend to enforcing compliance by any other party hereto, any delegate of any such person, or any other person (other than the Supervised Persons) with any such restrictions or guidelines.

2.3	No Responsibility for Tax Returns.

Notwithstanding anything herein to the contrary, while the Administrative Agent shall provide the Trust with information regarding taxable events in the United States in relation to the Trust, the Administrative Agent shall not be responsible for preparing or filing any tax reports or returns on behalf of the Trust or the Shareholders, except as expressly set forth in this Agreement.

2.4	Storage of Records.

The Administrative Agent is authorized to maintain all accounts, registers, corporate books and other documents on magnetic tape or disc, or on any other mechanical or electronic system; provided that they are capable of being reproduced in legible form in accordance with Applicable Law.  Where any Authorized Person, including any Trust’s auditor, wishes to inspect such documents maintained by the Administrative Agent, the Administrative Agent shall provide legible documents, for the discharge of the Trust’s and its auditors’ duties under Applicable Law.  The Trust shall be responsible for the payment of any extraordinary research and copying costs associated with any such request.

2.5	Compliance with Laws and Regulations.

The Administrative Agent will comply with Applicable Law in the United States with respect to the provision of the Services.  The Trust undertakes to comply with Applicable Law in the United States and in each state in which the Trust conducts business, to the extent that compliance with such Applicable Law is relevant to the provision or receipt of the Services or the marketing of the Trust.

2.6	Change Control.

(a)
If any party wishes to propose any amendment or modification to, or variation of, the Services (including the scope or details of the Services) (a “Change”), then it shall notify the other parties of that fact by sending a request (a “Change Request”) to the other parties, specifying in as much detail as is reasonably practicable the nature of the Change.  The Administrative Agent shall maintain a log of all Change Requests.

(b)
Promptly following the receipt of a Change Request, the parties determine in good faith whether to implement the Change Request, whether the Fees should be modified in light of the Change, and the basis upon which the Administrative Agent will be compensated for implementing the Change Request.

(c)	If a Change is required due to a change to Applicable Law, the parties shall follow the process set forth in this Section 2.6.

(d)	The Administrative Agent shall bear its own costs with respect to implementing a Change, except that:

(i)
the Administrative Agent shall be entitled to compensation for changes to software required to implement such Change, to the extent that such software has been developed or customized specifically for the Trust and any Affiliated Trust; and

(ii)
the Administrative Agent shall be entitled to compensation for (A) any Change that is required as a result of a change in Applicable Law that affects the Trust in a materially different way from the way such change in Applicable Law affects the Administrative Agent’s other customers (other than any Affiliated Trust) and (B) any Change that does not fall under clause (A) but that the Trust or the Sponsor requires the Administrative Agent to implement in a way different from the way the Administrative Agent reasonably intends to implement such Change for its other customers.

If the change in Applicable Law results in (i) a Change that increases the cost to the Administrative Agent of providing the Services or (ii) an increase in the Administrative Agent’s risk associated with provision of the Services, the Administrative Agent shall be entitled to an appropriate increase in the Fees, the amount of which shall be determined in accordance with this Section 2.6.

3.	Instructions

3.1	Acting on Instructions; Unclear Instructions.

(a)
Each of the Trust and the Sponsor hereby authorizes the Administrative Agent to accept, rely upon and act upon any Instructions received by it without inquiry.  The Trust shall indemnify the Administrative Agent Indemnitees against, and hold each of them harmless from, any Damages that may be imposed on, incurred by, or asserted against the Administrative Agent Indemnitees as a result of any action taken or omitted to be taken in accordance with any Instruction unless the Damages result from an act of negligence, fraud or willful misconduct on the part of the Administrative Agent Indemnitees with respect to the manner in which such Instructions are followed.

(b)
The Administrative Agent shall promptly notify an Authorized Person if an Instruction does not contain all information reasonably necessary for the Administrative Agent to carry out the Instruction.  The Administrative Agent may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it.  The Administrative Agent will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction while it seeks such missing information, clarification or confirmation or in declining to act upon any Instruction for which it does not receive clarification satisfactory to it.

3.2	Verification and Security Procedures.

(a)
The Administrative Agent, the Trust and the Sponsor shall comply with any applicable Security Procedures with respect to the delivery or authentication of Instructions and shall ensure that any codes, passwords or similar devices are reasonably safeguarded.

(b)	Each of the Administrative Agent, the Trust and the Sponsor may record any telephone communications with any other party hereto.

3.3	Instructions Contrary To Applicable Law.

The Administrative Agent need not act upon Instructions that it reasonably believes to be contrary to Applicable Law, provided that in any such case, the Administrative Agent shall notify the Trust and the Sponsor as soon as practicable.  For the avoidance of doubt, notwithstanding the foregoing, the Administrative Agent will be under no duty to investigate whether any Instructions comply with Applicable Law.

3.4	Cut-Off Times.

The Administrative Agent has established cut-off times for receipt of certain Instructions.  The Administrative Agent has provided information regarding such cut-off times to the Trust and the Sponsor and will notify the Trust and the Sponsor promptly of any changes thereto.  If the Administrative Agent receives an Instruction after its established cut-off time, the Administrative Agent will attempt to act upon the Instruction on the day requested if the Administrative Agent deems it practicable to do so or otherwise as soon as practicable after that day.  Nothing in this Section 3.4 shall be deemed to restrict or limit the obligations of the Administrative Agent to comply with any requirements of this Agreement that specify a cut-off time or period of time for any particular activity, or any applicable operating procedures documentation adopted by the parties from time to time.

3.5	Electronic Access.

Access by the Trust and the Sponsor to certain applications or products of the Administrative Agent, via the Administrative Agent’s website or otherwise, shall be governed by this Agreement, including the terms and conditions set forth in Annex A.

4.	Fees and Expenses Owing to the Administrative Agent

4.1	Fees and Expenses.

(a)
The Sponsor shall pay the Administrative Agent a fee for its services on behalf of the Trust, in the amount and in the manner agreed to between the Sponsor and the Administrative Agent from time to time.

(b)
The Trust shall be responsible for the payment of all the reasonable disbursements of the Administrative Agent in connection with governmental or similar fees, charges, taxes, duties and imposts levied in or by any relevant authority in the United States on or in respect of the Trust that are incurred by the Administrative Agent.  The Trust shall reimburse the Administrative Agent for any of the foregoing and for all reasonable out-of-pocket expenses including without limitation telephone, printing, SAS 70 reviews, pricing vendor charges, postage, stationery and expenses of a similar nature that the Administrative Agent may incur in the execution of its duties under this Agreement.

(c)
Invoices will be payable within thirty (30) days of the date of the invoice.  If the Trust or the Sponsor disputes an invoice, it shall nevertheless pay on or before the date that payment is due such portion of the invoice as is not subject to a bona fide dispute.  Without prejudice to the Administrative Agent’s other rights, the Administrative Agent reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as the Administrative Agent customarily charges for similar overdue amounts.

5.	Additional Provisions Relating to the Trust

5.1	Representations of the Trust, the Sponsor and the Administrative Agent.

(a)
The Trust represents and warrants that (i) assuming due execution and delivery of this Agreement by the Administrative Agent and the Sponsor, this Agreement is the Trust’s legal, valid and binding obligation, enforceable against the Trust in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary action to authorize the execution of this Agreement, and (iii) it has not relied on any oral or written representation made by the Administrative Agent or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of the Administrative Agent hereunder.

(b)
The Sponsor represents and warrants that (i) assuming due execution and delivery of this Agreement by the Administrative Agent and the Trust, this Agreement is the Sponsor’s legal, valid and binding obligation, enforceable against the Sponsor in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary action to authorize the execution of this Agreement, and (iii) it has not relied on any oral or written representation made by the Administrative Agent or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of the Administrative Agent hereunder.

(c)
The Administrative Agent represents and warrants that (i) assuming due execution and delivery of this Agreement by the Trust and the Sponsor, this Agreement is the Administrative Agent’s legal, valid and binding obligation, enforceable against the Administrative Agent in accordance with its terms, (ii) it has full power and authority to enter into and has taken all necessary action to authorize the execution of this Agreement, and (iii) it has not relied on any oral or written representation made by the Trust or the Sponsor or any person on the Trust’s or the Sponsor’s behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of the Trust and the Sponsor hereunder.

5.2	The Trust and the Sponsor to Provide Certain Information to the Administrative Agent.

Upon request, the Trust and the Sponsor will promptly provide to the Administrative Agent such information about the Trust and its financial status as the Administrative Agent may reasonably request, including the Trust Agreement and the Trust’s current audited and unaudited financial statements, Registration Statement and any contracts, regulatory documents or opinions from legal counsel or accountants that relate to the Services described in this Agreement that either (a) have been prepared in the ordinary course of the Trust’s business or (b) are customarily provided in connection with agreements to provide services similar or comparable to the Services hereunder.

5.3	Information Used to Provide the Service.

The Trust agrees with the Administrative Agent that any information that the Trust or the Sponsor provides to the Administrative Agent pursuant to this Agreement shall be materially complete and accurate in order to enable the Administrative Agent to perform its responsibilities pursuant to this Agreement.

6.	Where the Administrative Agent is Liable to the Trust or the Sponsor

6.1	Standard of Care; Liability.

(a)
The Administrative Agent will use reasonable care in performing its obligations under this Agreement.  The Administrative Agent will not be responsible for any loss or damage suffered by the Trust or the Sponsor with respect to any matter as to which the Administrative Agent has satisfied its obligation of reasonable care unless the same results from an act of negligence, fraud or willful misconduct on the part of the Administrative Agent.

(b)
The Administrative Agent will be liable for the Trust’s and the Sponsor’s Damages to the extent such Damages result from the Administrative Agent’s negligence, fraud or willful misconduct in performing its duties as set out in this Agreement.  Nevertheless, under no circumstances will the Administrative Agent be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits or business) of any form incurred by any person or entity, whether or not foreseeable and regardless of (i) the type of action in which such a claim may be brought, (ii) the Administrative Agent’s performance under this Agreement, or (iii) the Administrative Agent’s role as a service provider to the Trust.

(c)
The Trust will indemnify the Administrative Agent Indemnitees against, and hold them harmless from, any Damages that may be imposed on, incurred by or asserted against any of the Administrative Agent Indemnitees in connection with or arising out of the Administrative Agent’s performance under this Agreement, provided that the Administrative Agent Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Damages in question.

6.2	Force Majeure.

The Administrative Agent will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global business that it determines from time to time meet reasonable commercial standards.  However, to the extent permitted by Applicable Law, the Administrative Agent will have no liability for any damage, loss, expense or liability of any nature that the Trust or the Sponsor may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery (other than on the part of the Administrative Agent or its Supervised Persons or that results from their failure to comply with applicable Security Procedures), malfunction of equipment or software (except where such malfunction is primarily and directly attributable to the negligence of the Administrative Agent or its Supervised Persons), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of the Administrative Agent.

6.3	The Administrative Agent May Consult with Counsel.

The Administrative Agent will be entitled to rely on, and may act upon the advice of, professional legal counsel and accountants (who may also be advisors to the Trust or the Sponsor) in relation to matters of law, regulation or market practice, and shall not be liable to Trust under this Agreement for any action taken or omitted pursuant to such advice, provided that the Administrative Agent has acted in good faith and with reasonable care.

6.4	Limitations of the Administrative Agent’s Liability.

(a)
The Administrative Agent may rely on information provided to it by or on behalf of the Trust or the Sponsor, or which was prepared or maintained by the Trust, the Sponsor or any agent of the Trust or the Sponsor (including the Valuation Agent), in the course of discharging its duties under this Agreement. The Administrative Agent shall not be liable to any person for any Damages suffered by any person as a result of the Administrative Agent (i) having relied upon the authority, accuracy, truth or completeness of information supplied to the Administrative Agent by the Trust, the Sponsor, any agent of the Trust or the Sponsor, other than a service provider appointed by the Administrative Agent, or (ii) having relied upon the authority, accuracy, truth and completeness of information furnished to the Administrative Agent by the Valuation Agent or Warehouse-keeper, or any pricing services, data services, or provider of other market information or information concerning assets of the Trust.

(b)
The Administrative Agent shall not be liable for any error in data that is transitioned to the Administrative Agent at the time it begins to provide the Services with respect to the Trust, provided, however, that the Administrative Agent:

(i)	shall use reasonable efforts to mitigate any Damages arising as a result of any such error of which it is aware; and

(ii)	shall notify the Trust and the Sponsor as soon as practicable after becoming aware of any such error.

The Administrative Agent shall be entitled to reasonable compensation, at its customary hourly rates, for the remediation efforts needed to correct any such error in data.

(c)
The Administrative Agent shall not be liable for any Damages resulting from a failure by any person (other than any Supervised Person) to provide the Administrative Agent with any information or notice that is reasonably necessary for the provision of the Services; provided, however, that the Damages do not result from an act of negligence, fraud or willful misconduct on the part of any Administrative Agent Indemnitee.  The Administrative Agent shall use reasonable efforts to find alternative sources of information in the event of any such failure. In the event of any such failure that may affect the performance of the Services, the Administrative Agent shall promptly notify the Trust and the Sponsor.

(d)
The Administrative Agent shall not be liable for any Damages whatsoever incurred or suffered by any party hereto, whether on their own account or for the account of the Trust, as a result of the failure of the Trust or its agents, officers or employees to comply with the laws or regulations of any jurisdiction in which Shares are offered.

(e)
The Administrative Agent’s responsibilities with respect to any Damages incurred that arise out of an error shall be subject to the Error Reprocessing Policy as set forth herein or in the Master Terms Addendum or as agreed between the parties from time to time.

7.	Term and Termination

7.1	Term and Termination.

(a)
This Agreement shall become effective as of the date first above written, shall continue until five years from such date (the “Initial Term”), and shall renew automatically thereafter for successive one-year periods (each, a “Renewal Term”).

(b)	This Agreement may be terminated by the Sponsor or the Trust:

(i)	upon at least one hundred eighty (180) days’ prior written notice to the Administrative Agent as of the end of the Initial Term or any Renewal Term;

(ii)
upon at least ninety (90) days’ (or if impracticable, such shorter period as the Sponsor or the Trust deems reasonable) prior written notice to the Administrative Agent, during or after the dissolution, liquidation, winding up or termination of the Trust; or

(iii)	upon at least ninety (90) days’ prior written notice to the Administrative Agent if the Trust fails to be listed and traded successfully on the relevant exchange.

(c)
This Agreement may be terminated by the Administrative Agent as of the end of the Initial Term or any Renewal Term upon at least one hundred eighty (180) days’ prior written notice to the Sponsor and the Trust.

7.2	Other Grounds for Termination.

Any of the Sponsor, the Trust or the Administrative Agent may terminate this Agreement immediately upon written notice to the each other party following the occurrence of any of the following:

(a)
any other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management or being the subject of a similar measure;

(b)
the withdrawal, cancellation or similar action by a federal, state or other governmental, regulatory or self-regulatory authority of any registration, authorization or license necessary for the conduct of any other party’s business; or

(c)
any other party committing any material breach of this Agreement and failing to remedy such breach (if capable of remedy) within 90 days of being given written notice of the material breach, unless the parties agree to extend the period to remedy the breach.

7.3	Consequences of Termination.

Any termination of this Agreement under the provisions of this Article 7 shall be without prejudice to the performance of any party’s obligations under this Agreement with respect to all outstanding transactions at the date of termination.

7.4	Transition following Termination.

As soon as reasonably practicable following its resignation or a termination of appointment becoming effective, and subject to payment of any amount owing to the Administrative Agent under this Agreement, the Administrative Agent agrees to transfer such records and related supporting documentation as are held by it under this Agreement, to any replacement provider of the Services or to such other person as the Sponsor may direct.  Except in the event of a termination pursuant to Section 7.2, the Administrative Agent shall provide the Services until a replacement administrator is in place, subject to the terms and conditions of this Agreement (including Article 4).  The Administrative Agent shall also provide reasonable assistance to its successor in connection with such transfer for a transition period, subject to the payment of such reasonable expenses and charges as the Administrative Agent customarily charges for such assistance.  The Sponsor shall undertake to use its best efforts to terminate any transition period as soon as possible, including if applicable by appointing a new service provider.

8.	Miscellaneous

8.1	Notices.

Notices required under this Agreement (other than Instructions) shall be sent or served by registered mail, overnight delivery services (such as Federal Express (FedEx) or United Parcel Service (UPS)), courier services or hand delivery to the address of the applicable party:

If to the Administrative Agent, at:

If to the Trust, at:

Global Commodities Group
Attention: Head of Commodity Investor Sales
383 Madison Avenue, 10th Floor
New York, NY 10179

JPMorgan Legal Department
Attention: Structured Products Group
277 Park Avenue, 13th Floor
New York, NY 10172-0003

If to the Sponsor, at:

Each of the foregoing addresses shall be effective unless and until notice of a new address is given by the applicable party to the other parties in writing. Notice will not be deemed to be given unless it has been received.

8.2	Successors and Assigns.

This Agreement will be binding on each of the parties hereto and their respective successors and permitted assigns, but the parties agree that no party can assign its rights and obligations under this Agreement without the prior written consent of the other parties; provided that the Administrative Agent may assign this Agreement without the Trust’s or the Sponsor’s consent to (a) any Affiliate or subsidiary of the Administrative Agent or (b) in connection with a merger, reorganization, stock sale or sale of all or substantially all of the Administrative Agent’s fund servicing business.

8.3	Entire Agreement.

This Agreement, the Agency Agreement and the Custody Agreement set out the entire agreement among the parties with respect to the subject matter hereof and thereof, and supersede any other agreements, statements, or representations, whether oral or written.  Amendments must be in writing and signed by all parties.

8.4	Insurance.

The Trust and the Sponsor acknowledge that the Administrative Agent will not be required to maintain any insurance coverage specifically for the benefit of the Trust or the Sponsor.  The Administrative Agent will, however, provide summary information of its own general insurance coverage to the Trust and the Sponsor upon written request.

8.5	Governing Law and Jurisdiction.

This Agreement will be construed, regulated and administered under the laws of the State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.  Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.  Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.1 shall be deemed effective service of process on such party.

8.6	Severability; Waiver; and Survival.

(a)
If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)
Except as otherwise provided herein, no failure or delay on the part of any party in exercising any power or right under this Agreement operates as a waiver of such power or right, nor does any single or partial exercise of any power or right preclude any other or further exercise of such right or the exercise of any other power or right.  No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party or parties against whom the waiver is to be enforced.

(c)	Sections 2.4, 4.1, 6.1, 6.4, 7.3, 7.4, 8.5, 8.6 and 8.7 shall survive any termination of this Agreement.

8.7	Confidentiality.

(a)
Subject to Section 8.7(b), the Administrative Agent will hold in confidence all Confidential Information of the Sponsor and the Trust.  The Administrative Agent will not disclose any Confidential Information except (i) with the consent of the Sponsor or the Trust, (ii) as required by Applicable Law or (iii) to its or any of its Affiliates’ regulatory examiners.

(b)	Each of the Trust and the Sponsor hereby authorizes the Administrative Agent to disclose Confidential Information to:

(i)	any service provider and/or vendor to the Trust or the Sponsor, to the extent that such information is reasonably required by such person to provide the relevant services;

(ii)
the Administrative Agent’s professional advisors, auditors or public accountants, provided that such persons are advised of the confidential nature of the Confidential Information and agree to hold such information in confidence; and

(iii)	any Affiliates of the Administrative Agent.

(c)
Except as otherwise required by Applicable Law or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement, including, without limitation, any commercial terms, in confidence.  The Administrative Agent acknowledges that the Sponsor and the Trust intend to file this Agreement as an exhibit to the Trust’s Registration Statement and agrees that such filing shall not constitute a violation of this Section 8.7.

8.8	Use of the Administrative Agent’s Name.

The Sponsor and the Trust agree not to use (or permit the use of) the name “JPMorgan Chase Bank” in reference to the Administrative Agent’s services hereunder in any sales, distribution or publicity material relating to the Trust, including but not limited to notices, marketing literature, stationery and advertisements, without the prior consent of the Administrative Agent (which consent shall not be unreasonably withheld), provided that the Administrative Agent hereby approves all lawful uses of its name in the Prospectus and in all other material that merely refer in accurate terms to the Administrative Agent’s appointment hereunder or that are required by Applicable Law.  For the avoidance of doubt, nothing in this Section 8.8 shall be deemed to limit the ability of the Sponsor and the Trust to use the terms “J.P. Morgan”, “JPMorgan” or “JPM”, any related marks, or any derivations of the foregoing, that do not relate specifically to the services provided by the Administrative Agent hereunder.

8.9	Delegation.

The Administrative Agent may delegate to any Affiliate any of the functions relating to the Services hereunder; provided that the Administrative Agent shall remain ultimately responsible for its obligations, duties and responsibilities under this Agreement and no such delegation shall relieve the Administrative Agent from any liability to the Sponsor or the Trust hereunder.  To the extent reasonably practicable, the Administrative Agent will consult with the Sponsor and the Trust before it implements the delegation of any material portion of the Services.

8.10	Third Party Rights.

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

8.11	Limitations of the Sponsor’s Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered on behalf of the Trust by the Sponsor, not individually or personally, but solely as Sponsor of the Trust in the exercise of the powers and authority conferred and vested in it, (b) the representations, covenants, undertakings and agreements herein made on the part of the Trust are made and intended not as personal representations, undertakings and agreements by the Sponsor but are made and intended for the purpose of binding only the Trust, (c) nothing herein contained shall be construed as creating any liability on the Sponsor, individually or personally, to perform any covenant of the Trust either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto and (d) under no circumstances shall the Sponsor be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, duty, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related document.

8.12	Counterparts.

This Agreement may be executed in several counterparts, each of which will be deemed to be an original and which together will constitute one and the same agreement.

AS WITNESS the hand of the duly authorized officers of the parties hereto:

J.P. MORGAN PHYSICAL COPPER TRUST By: J.P. MORGAN COMMODITY ETF SERVICES LLC, as Sponsor	J.P. MORGAN COMMODITY ETF SERVICES LLC
By:___________________________________ Name: Title: Date:	By:___________________________________ Name: Title: Date:

JPMORGAN CHASE BANK, N.A.
By:___________________________________ Name: Title: Date:

SCHEDULE 1

Master Terms Addendum

SCHEDULE 2

Accounting Services

Interpretation.

Capitalized terms used but not defined in this Schedule shall be defined as provided in the main body of the Agreement, in the Master Terms Addendum, or in any other schedule to this Agreement.

A.	Fund Accounting

1.	Maintenance of Accounting Records.

(a)	The Administrative Agent shall maintain the following records of the Trust (the “Accounting Records”) in accordance with U.S. generally accepted accounting principles:

(i)
journals containing an itemized daily record of all acquisitions and dispositions of assets by or on behalf of the Trust, all receipts and disbursements of cash by or on behalf of the Trust, and all other debits and credits by or on behalf of the Trust;

(ii)	general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts relating to the Trust;

(iii)	separate ledger accounts; and

(iv)	a monthly trial balance of all ledger accounts (except shareholder accounts).

(b)	The Administrative Agent shall update the Accounting Records to reflect completed Share transactions in accordance with this Agreement and the Agency Services Agreement.

(c)	The Administrative Agent is not required to calculate expense caps or collars, except as may be agreed with the Trust and/or the Sponsor.

2.	Assistance to Auditors.

The Administrative Agent shall provide reasonable cooperation and assistance to the auditors of the Trust, including without limitation by providing copies of extracts of the Accounting Records and other documentation that is maintained by the Administrative Agent on behalf of the Trust as reasonably required by such auditors to carry out their functions.

B.	Reconciliations of Securities Positions and Cash and/or Currency Balances.

The Administrative Agent shall reconcile its records of assets of the Trust to the records of the Warehouse Administrator, and shall perform similar reconciliations to the relevant source with respect to other material assets or liabilities.  Such reconciliations shall be conducted at the frequency as agreed with the Trust and the Sponsor.

C.	Standard Reporting

The Administrative Agent shall make available a standard set of reports as agreed with the Trust and the Sponsor.

D.	Services Requiring Separate Arrangements

1.	Non-Standard Services and Reports.

Additional services and special reports are available by arrangement between or among the Trust, the Administrative Agent and the Sponsor, as applicable, under the terms and conditions of this Agreement (other than adjustments in compensation as may be agreed).  Any such non-standard services and special reports will be subject to the Change Control processes set forth in Section 2.6.

2.	Messaging/Communication.

Unless otherwise agreed in accordance with the Change Control process set forth in Section 2.6, all information delivered to the Administrative Agent (including but not limited to trade flows and reconciliation reports) shall be via the Administrative Agent’s standard means of electronic communication.

SCHEDULE 3

Administration Services
Interpretation.

Capitalized terms used but not defined in this Schedule shall be defined as provided in the main body of the Agreement, in the Master Terms Addendum, or in any other schedule to this Agreement.

A.	Financial Reporting Services.

The Administrative Agent’s financial reporting services to the Trust and the Sponsor shall include:

1.	Filings on Form 8-K

The Administrative Agent shall provide to the Trust and to the Sponsor information that the Sponsor reasonably requests in order to aid the Trust and the Sponsor in the preparation of Form 8-Ks (as may be amended from time to time by the SEC); provided, however that such information is known or would be known by and available to the Administrative Agent in the course of its duties as set forth herein or in the Master Terms Addendum.  In addition, in the course of its duties, if the Administrative Agent becomes aware of the Trust’s requirement to file an 8-K prior to being notified by the Trust or Sponsor, the Administrative Agent shall notify the Trust and Sponsor immediately, and to the extent the Administrative Agent has information relevant to such filing, the Administrative Agent shall provide the required information for such filing to the Trust and the Sponsor.

2.	Quarterly and Annual Reports on Forms 10-Q and 10-K.

The Administrative Agent shall use its best efforts to coordinate with the Sponsor and the Trust the preparation and filing of the Trust’s Form 10-K.  The Administrative Agent shall designate certain employees that are knowledgeable about the operations of the Trust to aid the Sponsor in the Sponsor’s preparation and filing of such Form 10-K. Within 15 business days following the end of each fiscal year of the Trust, the Administrative Agent shall provide to the Trust and to the Sponsor information that the Sponsor reasonably requests or that is mandated by such Form 10-K (as may be amended from time to time by the SEC) in order to aid the Trust and the Sponsor in the preparation of an Annual Report on Form 10-K for that fiscal year of the Trust; provided, however that such information is known or would be known by the Administrative Agent in the course of its duties as set forth herein or in the Master Terms Addendum.

The Administrative Agent shall use its best efforts to coordinate with the Sponsor and the Trust the preparation and filing of the Trust’s Form 10-Q.  The Administrative Agent shall designate certain employees that are knowledgeable about the operations of the Trust to aid the Sponsor in the Sponsor’s preparation and filing of such Form 10-Q. Within 15 business days following the end of each fiscal quarter of the Trust, the Administrative Agent shall provide to the Trust and to the Sponsor information that the Sponsor reasonably requests or that is mandated by such Form 10-Q (as may be amended from time to time by the SEC) in order to aid the Trust and the Sponsor in the preparation of a Quarterly Report on Form 10-Q for that fiscal quarter of the Trust; provided, however that such information is known or would be known by the Administrative Agent in the course of its duties as set forth herein or in the Master Terms Addendum.

The Administrative Agent will prepare the Trust’s Financial Statements for review by the Trust and its auditors, such preparation to include the following:

•	Statement of Financial Condition

•	Statement of Investments

•	Statement of Operations

•	Change in Net Assets

•	Cash Flows

•	Notes to Financial Statements

•	Review of other financial data included in 10-Qs and 10-Ks

In connection with the preparation of each Annual Report, the Administrative Agent shall assist with the audit of the Trust by its independent public accountant (e.g., manage open items lists, host weekly audit meeting, etc.).

The Administrative Agent will provide to the Trust sub-certifications for Sarbanes-Oxley attestation with respect to any Form 10-K and Form 10-Q, including any applicable executive officer certifications.

To the extent the Trust becomes subject to additional regulatory requirements, the Administrative Agent shall provide to the Trust and to the Sponsor information that the Sponsor reasonably requests by Change Request in order to aid the Trust and the Sponsor in addressing such regulatory requirements.

3.	Additional Services.

The following services are available by arrangement between the Trust and the Administrative Agent (and subject to additional fees): pro forma statements and - type-setting by an outside vendor.

B.	Regulatory Services

To the extent the Administrative Agent receives any regulatory inquiries relating to the Trust, the Sponsor or its services as such services relate specifically to the Trust, the Administrative Agent will provide notice and copy of such inquiry to the Sponsor and the Trust immediately upon receipt of such inquiry.

C.	General Administration Services

1.	Expense Accruals.

The Administrative Agent will prepare expense projections and establish accruals and review the same on a periodic basis, including expenses based on a percentage of average daily net assets (e.g., Sponsor’s Fee) and expenses based on actual charges annualized and accrued daily.

2.	Expense Payments.

The Administrative Agent shall execute an algorithm for the payment of the Trust’s expenses in accordance with the Master Terms Addendum.  In cases where the algorithm indicates that such a transfer should be made, the Administrative Agent will instruct the Warehouse Administrator to transfer Copper to the Sponsor accordingly.

3.	Reports.

The Administrative Agent will prepare and review monthly performance calculations (with the exception of benchmark performance calculations, if any) and will report Trust performance to outside statistical service providers as instructed by the Trust.

4.	Regulatory Examinations.

The Administrative Agent will provide support and coordinate communications and data collection of records and documents held by the Administrative Agent on the Trust’s behalf, with respect to routine regulatory examinations of the Trust.

5.	Other Services.

The Administrative Agent will apply for the Trust’s tax I.D. number and CUSIP number(s).

The Administrative Agent will provide a Gross Proceeds Report for the Trust and will include a calculation of metric tons per share and, when applicable, the per share metric tons sold and gross proceeds per share. The information contained in the report is intended to assist the Trust in providing information to its Shareholders to enable them to calculate their own individual tax consequences from their holdings.  The Gross Proceeds Report does not constitute tax advice.

The Administrative Agent will provide consultative services with respect to financial matters of the Trust as may be requested and agreed to among the Sponsor, the Trust and the Administrative Agent from time to time.

The Administrative Agent will provide financial information for the Trust’s prospectus and other regulatory filings.

ANNEX A

Electronic Access

1.
The Administrative Agent shall permit the Trust, the Sponsor and the Authorized Persons to access electronically the applications and products listed on Exhibit 1 to this Agreement (the “Products”).  The Administrative Agent reserves the right to modify this Annex A and, subject to the terms and conditions of the Agreement, the products and services available through the Products, upon notice to the Trust and the Sponsor.  The Administrative Agent shall use reasonable efforts to give the Trust and the Sponsor reasonable notice of its termination or suspension of access hereunder to any Product, but may do so immediately upon written notice to the Trust and the Sponsor if the Administrative Agent determines, in its sole discretion, that providing access to such Product would violate Applicable Law or that the security or integrity of such Product is at risk.

2.
In consideration of the fees paid to the Administrative Agent and subject to any applicable software license addendum in relation to software owned or sublicensed to the Administrative Agent provided for a particular application, the Administrative Agent grants to the Trust and the Sponsor, and, where applicable, the Authorized Persons, on the terms of this Annex A – a non-exclusive license to use the Products and the information and data made available to the Trust and the Sponsor through the Products (the “Data”) for the sole use of the Trust and the Sponsor.  The Trust and the Sponsor may download the Data and print out hard copies for its reference, provided that it does not remove any copyright or other notices contained therein or any hyperlink or other reference to any such notice.

3.
The rights and obligations of the parties with respect to the provision of certain cash products and services via the Products shall also be governed, to the extent not governed by this Agreement, by the Administrative Agent’s terms and conditions relating to such products and services, as the same may be amended from time to time (the “Product Terms”).  If and to the extent that there is a conflict between the Product Terms and this Annex A, the provisions of this Annex A shall prevail.

4.
The Trust and the Sponsor acknowledge that there are certain security, corruption, transaction error and access availability risks associated with using open networks such as the Internet, and the Trust and the Sponsor hereby expressly assume such risks.  The Trust and the Sponsor shall make their own independent assessment of the adequacy of the Internet and of the security procedures made available by the Administrative Agent.  The Trust and the Sponsor acknowledge and agree that the selection and use by it of third party security and communications software and third party service providers is the sole responsibility of the Trust and the Sponsor, as applicable, and the Administrative Agent disclaims all risks related thereto, notwithstanding that the Administrative Agent may recommend certain security and/or communication software packages.  All such software must be interoperable with the Administrative Agent’s software.  Each of the Trust, the Sponsor and the Administrative Agent shall be responsible for the proper functioning, maintenance and security of its own systems, services, software and other equipment.

5.	In cases where the Administrative Agent’s web site is unexpectedly down or otherwise unavailable, the Administrative Agent shall provide other appropriate means for the

Trust, the Sponsor and the Authorized Persons to instruct the Administrative Agent or obtain reports from the Administrative Agent.  Provided that the Administrative Agent reasonably provides such other means, the Administrative Agent shall not be liable for any Damages arising out of inability to instruct or communicate using the Administrative Agent’s web site in the absence of the Administrative Agent’s gross negligence or willful misconduct.

6.
The Trust and the Sponsor shall use (and cause their respective Affiliates, Authorized Persons, and other agents to use) appropriate and up-to-date products that are commercially available to protect their respective systems and associated files and Data from the threat of computer viruses and other similar destructive software elements (“Viruses”) and to minimize the risk of transmission of Viruses between the parties.

7.
The Trust and the Sponsor shall promptly and accurately designate in writing to the Administrative Agent the geographic location of their respective users from time to time.  Each of the Trust and the Sponsor further represents and warrants to the Administrative Agent that it shall not access the service from any jurisdiction which the Administrative Agent informs such party that the service is not authorized for use due to local regulations or laws.  Prior to submitting any document which designates the persons authorized to act on its behalf, the Trust or the Sponsor, as applicable, shall obtain from each individual referred to in such document all necessary consents to enable the Administrative Agent to process the Data set out therein for the purposes of providing the Products.

8.	Each of the Trust and the Sponsor shall be responsible for the compliance of its Authorized Persons with the terms of this Annex A.

EXHIBIT 1 to Annex A

Products

[To be Inserted]